EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Antares Pharma, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

May 16, 2006